Exhibit 99.1

Par Pacific, Mitsubishi, and ENEOS to Establish Joint Venture for Renewable Fuels in Hawaii

HOUSTON and TOKYO, July 21, 2025 – Par Pacific Holdings, Inc. (including its subsidiaries and affiliates, “Par Pacific”), Mitsubishi Corporation (“Mitsubishi”), and ENEOS Corporation (“ENEOS”) today announced the signing of definitive agreements to establish Hawaii Renewables, LLC (“Hawaii Renewables”), a joint venture to produce renewable fuels at Par Pacific’s refinery in Kapolei Hawaii. Mitsubishi and ENEOS will form Alohi Renewable Energy, LLC, which will acquire a 36.5% equity stake in Hawaii Renewables in exchange for cash consideration of $100 million. Par Pacific will retain the remaining interest and lead the project’s execution and operations through its affiliate, Par Hawaii Refining, LLC. The project’s attractive capital cost, along with its operating and distribution cost advantages, are key differentiators.

Hawaii Renewables will leverage Par Pacific’s existing refining and logistics infrastructure and Lutros, LLC’s new and advantaged pretreatment technology. Construction is currently underway, and the facility is expected to be completed and operational by the end of the year. Once fully operational, Hawaii Renewables will be the state’s largest renewable fuels manufacturing facility and is expected to produce approximately 61 million gallons per year of renewable diesel (“RD”), sustainable aviation fuel (“SAF”), renewable naphtha and low carbon liquified petroleum gases.

The facility is designed to produce up to 60% SAF as a first step toward decarbonizing Hawaii’s significant air travel market, with flexibility to process diverse feedstocks and shift yields to RD based on market conditions. These renewable fuels will contribute to reducing greenhouse gas emissions while providing reliable transportation and utility fuels to Hawaii consumers.

This strategic partnership will combine Par Pacific’s advantaged West Coast and Pacific asset base and operational capabilities with Mitsubishi’s global integrated business, including access to Mitsubishi’s Petro-Diamond Inc. Terminal in Long Beach, California and global feedstock procurement expertise. As Japan’s leading energy company, ENEOS will strengthen the partnership by leveraging its historical success in fuel refining and trading across Asia-Pacific and North America.

“We are thrilled to partner with Mitsubishi and ENEOS through the formation of this strategic joint venture,” said Will Monteleone, Par Pacific’s President & Chief Executive Officer. “Creating the Hawaii Renewables joint venture brings together the best of our three organizations and yields additional scale and expertise across feedstock origination, commercial optimization, and market access throughout the Pacific Basin.”

“We are so honored to partner with Par Pacific in the renewable fuels business.” said Masaru Saito, Group CEO, Environmental Energy Group, Mitsubishi Corporation. “We view this partnership as an important step for our SAF initiative, supporting aviation sector decarbonization across Hawaii and beyond through our feedstock procurement and renewable fuels sales expertise.”

“We anticipate this project will deliver a stable supply of energy and contribute to a carbon-neutral society,” said Marcus Echigoya, Senior Vice President, Managing Executive Officer, ENEOS Corporation. “ENEOS aims to contribute to this initiative by utilizing our deep experience in fuel refining and marketing, with an emphasis on enhancing Hawaii Renewable’s feedstock procurement capabilities.”

The closing of the joint venture transaction is subject to customary closing conditions and regulatory approvals. Lazard served as financial advisor to Par Pacific on this transaction.

About Par Pacific

Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

About Mitsubishi Corporation

Mitsubishi Corporation is a global integrated business enterprise that develops and operates business together with its offices and subsidiaries worldwide. MC has eight Business Groups that operate across virtually every industry: Environmental Energy, Material Solution, Mineral Resources, Urban Development and Infrastructure, Mobility, Food Industry, Smart-Life Creation, and Power Solution.

About ENEOS Corporation

ENEOS Group is Japan’s leading energy company with manufacturing and sales facilities throughout the world. ENEOS has developed businesses in the refining and marketing of petroleum products, petrochemical products, and lubricants. While fulfilling our responsibility of providing a stable supply of energy and materials both now and in the future, we will realize a carbon neutral society through energy transition. This is also a great challenge for mankind, and we, the ENEOS Group, will maximize our corporate value by steadily taking on the challenge.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about Par Pacific’s plans to invest in renewable fuels production. There can be no assurances that Par Pacific will be successful in its renewable fuels production efforts, which are subject to various risks and uncertainties. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Par Pacific Contacts

Investors:

Ashimi Patel

VP, Investor Relations & Sustainability

+1 (832) 916-3355

apatel@parpacific.com

Media Inquiries:

Marc Inouye

Director, Government & Public Affairs

+1 (808) 203-2344

minouye@parpacific.com

Mitsubishi Corporation Contacts

Media Inquiries:

Telephone: +81-3-3210-2171

ENEOS Contacts

Media Inquiries:

pr@eneos.com